SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2010

BIOSTEM U.S. CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-158560	80-0324801
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 Turner Street
Clearwater FL 33756
(Address of principal executive offices, including zip code)

(800) 883-4247
(Registrant's telephone number, including area code)

EQUINOX INTERNATIONAL, INC.
3300 South Decatur, #10542
Las Vegas NV 89102
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions  ("will," "may," "could," "should," etc.).  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 25, 2010, the Registrant made and entered into an Asset Purchase Agreement (the “Agreement”) with Biostem US L.L.C. (Biostem LLC”), a Florida limited liability company, pursuant to which the Registrant would acquire an assignment from Biostem LLC of certain proprietary medical processes, techniques and technical information (the “Intellectual Property”) in exchange for a quantity of newly issued common shares of the Registrant.  As a result of the proposed transaction under the Agreement, Biostem LLC (or, at the option of Biostem LLC, the members of Biostem LLC) would acquire control of the Registrant.

The transaction described in the Agreement was consummated on May 11, 2010 (the “Closing”), at which time the Intellectual Property was transferred to the Registrant, the name of the Registrant had been changed to “Biostem U.S. Corporation”, the principal offices of the Registrant were moved to those of Biostem LLC, the authorized capital of the Registrant had been increased from 75 million common shares, par value $.001, to 200 million common shares, par value $.001, and the Registrant issued Twenty Million Four Hundred Thousand (20,400,000) new restricted common shares of the Registrant to the members of Biostem LLC (Biostem LLC having previously elected to have such shares issued directly to its members, as permitted by the Agreement).

The consideration issued in the transaction was determined as a result of arm’s-length negotiations between the parties. No finder’s fees were paid or consulting agreements entered into by the Registrant in connection with the transaction.

The Agreement was reported by the Registrant on Form 8-K to the Securities and Exchange Commission (“SEC”) on March 1, 2010, with a copy of the Agreement being annexed thereto.

The Registrant obtained written consent to the Agreement and the closing of the transaction from its board of directors and the holders of approximately 81% of its issued and outstanding shares of common stock in lieu of a meeting of stockholders.

In exchange for the Registrant acquiring technology from Biostem LLC at the Closing pursuant to the Agreement, the members of Biostem LLC received an aggregate of 20,400,000 new restricted and unregistered common shares of the Registrant's common stock. Accordingly, the members of Biostem LLC now own 81.47% of the Registrant's 25,040,000 outstanding shares, after giving effect to the Closing of the Transaction.

Also upon the Closing, Mr. Robert Tyler Yurckonis, then the sole member of the Registrant’s board of directors, appointed John Satino, Michael Markou and Ron Sloma to vacant positions on the Registrant’s board of directors, and the new board of directors, as so constituted, elected the following officers:

John Satino - President, Chief Executive Officer and Chairman of the Board
Michael Markou – Chief Executive Medical Officer
Ron Sloma – Chief Financial Officer, Secretary and Treasurer

Mr. Yurckonis resigned from all positions with the Registrant after taking the above actions.  Prior to the transaction, there were no material relationships between the Registrant and Biostem LLC, between Biostem LLC and our affiliates, directors or officers, or between any associates of Biostem LLC and our officers or directors. All of our transaction liabilities were settled on or immediately following the closing.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us," and the "Company" are to Biostem U.S. Corporation, a Nevada corporation, formerly known as Equinox International, Inc.

ITEM 1.  BUSINESS

a. General Development of Business

Our Company was incorporated as Equinox International, Inc. on November 5, 2008, in the state of Nevada, and has a class of shares registered with the Securities and Exchange Commission on Form S-1 as SEC File No. 333-158560, filed on April 14, 2009. Since inception, the Company has been in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) with a plan to commence operations in oil & gas exploration and production industry in North America.

The Company’s name was changed to “Biostem U.S. Corporation” on May 5, 2010, in furtherance of a transaction consummated on May 11, 2010, pursuant to which control of the Company was acquired by the members of Biostem US L.L.C. (Biostem LLC”), a Florida limited liability company, pursuant to an Asset Purchase Agreement between the Company and Biostem LLC, and under which the Company acquired certain biostem medical technology from Biostem LLC.

As a consequence of such control change, the Company will discontinue its former oil and gas business and instead pursue commercial exploitation of the biotechnology acquired from Biostem LLC.

The Company has not been a party to any bankruptcy, receivership or similar proceeding at any time since inception of the Company.

Plan of Operation for Remainder of the Company’s Fiscal Year Ending February 28, 2011

The goal of the Company is to discontinue its former oil and gas endeavors and instead seek to develop and operate a national system of commercial relationships with hair transplant therapy clinics and other practitioners throughout the United State, leveraging our clinical-grade stem cell processing procedures, protocols, and facilities to market and license proprietary protocols for our hair regeneration treatments. With the establishment of such a license network, we hope to quickly establish revenue streams that will reduce the overall cash used in operations and facilitate our ability to commence a national marketing campaign to expand the awareness of stem cell technologies and therapies, and to encourage the acceptance of advanced biotechnical medical treatments such as those to be licensed by the Company.

It is anticipated that management of the Company will devote their efforts during the remainder of the Company’s current fiscal year ending February 28, 2011, to (a) negotiating affiliate and revenue sharing arrangements with existing medical clinics in the United States for the introduction of the Company’s technology in their operations, and (b) raising sufficient capital to carry out the Company’s business plan; provided, that the services of the members of the Board of Directors are not to be deemed exclusive to the Company, and no arrangements between the Company and such persons shall be construed to preclude the Directors or any of their affiliates from engaging in any other similar activity whatsoever and in receiving compensation for providing services in the performance of any such activity, no part of which shall be due the Company.

It is estimated that the Company will hire six additional employees during the remainder of its current fiscal year, two such employees being required for marketing in the United States and two such employees being required for administration.

b. Financial Information about Industry Segments

Since the Company has been operating in the oil and gas industry since its inception (activities which have since been discontinued), it is impracticable to compare industry segment information for the current interim period with prior periods, as the industry segment financial data from the Company’s prior three year fiscal years is not indicative of current or future operations of the industry segment.

c. Narrative Description of Business

The Company’s involvement in biotechnology commenced on May 11, 2010, as a result of its acquisition from Biostem LLC of certain proprietary technology and processes that have proven successful in human hair regeneration and other medical treatments. The goal of the Company is to develop a network of affiliations with existing medical practitioners throughout the United States that would benefit from introducing the Company’s technology and proprietary processes into their treatment methodologies. The Company’s principal treatment technology utilizes a patient’s own stem cells, extracted from the patient’s blood, to assist in the regeneration of hair on the patient’s scalp.

We will also look for strategic acquisitions that will enable us to expand our services or expedite various parts of our strategic plan. The progress we make on our strategic plan will greatly depend on our ability to raise the necessary capital.

Principal Products and Markets

The principal markets for the Company’s stem cell therapeutic products are major metropolitan areas of the United States where patients are seeking advanced treatment for hair loss and other therapies offered by the Company.  In light of the considerable demand that exists today for hair regeneration treatment in the United States, the value added by the Company’s therapies to the medical practices of potential affiliates of the Company will enable those clinicians to generate additional revenues, which will be divided with the Company. Furthermore, the expansion of the Company’s operations to a national scale will enable it to acquire capital equipment at lower costs with the result being a much higher return on the Company’s investment.

The Company anticipates that its affiliate network will be marketed directly by the Company and not through any dealers or sales agents.

Since the Company is in the development stage, none of its revenues for the last three fiscal years includes any contribution from the implementation of the Company’s business plan.

Status of Therapeutic Products

The Company’s principal product, a stem cell surgical supplementation, is currently in a small scale production stage, and will require a material investment of capital to expand nationwide.

Sources and Availability of Raw Materials

The Company does not anticipate any material difficulties in either the source or availability of raw materials for the application of its cellular therapies, which are readily accessed from a patient’s own blood supply.

Importance, Duration and Effect of Acquired Technology

The Company’s technology, obtained from Biostem US L.L.C. (“Biostem LLC”) is central to the Company’s exclusive ability to apply its cellular therapies in affiliation with clinicians in the United States.  There are no time limits on the acquired technology requiring disclosure in this current report.

Effect of Seasonality

The Company does not believe its business will be affected by seasonal factors.

Effect of Global Climate Risk and Carbon Emissions Management

The Company does not believe its business will be affected by the effects of global climate changes or any future regulations concerning carbon emissions.

Working Capital Practices

The Company will require substantial working capital to satisfy the requirements of its business plan, since it intends to retain ownership of capital equipment installed in the facilities of each affiliated practitioner, and will not receive revenues until such equipment is installed, staff are trained in the Company’s therapeutic processes, and the clinic is generating associated revenues.  In addition, it is predictable that the Company will secure agreements and revenue sharing arrangements with medical affiliates with multiple locations spread over large geographical areas, and the Company may be required to procure and initialize, at its own expense, large quantities of equipment in a relatively brief period of time.

Capital Requirements

Based on current financial projections, the Company will require capital estimated at approximately $5 million over the next 12 months and in turn would generate approximately $5 million of gross revenues for the same period.

Dependence on Single or Few Customers

The Company cannot currently determine the extent, if any, to which it may rely for its revenues on a single counterparty or a few counterparties, the loss of any one or more of which would have a material adverse effect on its business.  It is not anticipated that the Company will be required to extend credit to any counterparty with which it negotiates affiliation agreements and revenue sharing arrangements.

Backlog Orders

The Company currently has no firm agreements in place for siting and operating its therapeutic equipment and procedures, and no future arrangements of this kind are included in its revenues on the basis of percentage of completion or program accounting.

Effects of Governmental Intervention or Regulation

The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining FDA and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future product.

Competitive Conditions

The Company is not aware of any competing technology or process that could have a material adverse affect on its ability to implement its business plan, and it currently envisions no obstacles to its ability to rapidly implement its affiliate network throughout the United States if sufficient working capital is available to the Company.

Research and Development Expenditures

The Company has not expended any amounts during the last three fiscal years on research and development activities, but anticipates material expenditures for this purpose in the future.

Environmental Regulatory Effects

The Company does not anticipate any material effects on its expenditures, earnings or competitive position from the need to comply with Federal, State or local laws, rules or regulations governing the discharge of materials into the environment, or otherwise relating to the protection of the environment.

Employees

The Company currently has no employees. It is estimated that the Company will hire six additional employees during the remainder of its current fiscal year, two such employees being required for marketing in the United States and two such employees being required for administration.

d. Financial Information about Geographic Areas

As a development stage enterprise, the Company has not yet generated any revenues attributed to the United States, the Company’s country of domicile, or any foreign countries.  The Company does not have any long-lived assets other than its technology, which is located in the country of its domicile, the United States.

e. Available Information

The Company files regular and special event reports on forms 10-K, 10-Q and 8-K, and amendments to such reports, with the Securities and Exchange Commission (“SEC”).  The public may read and copy any materials it files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company is an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as the Company that file electronically with the SEC. The Internet address of that SEC site is http://www.sec.gov

The Company maintains an Internet website under development, at www.biostem.us but is not yet able to make available free of charge on or through its Internet website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC; however, the Company intends to enhance its Internet website in the next three months and, in the interim, will voluntarily provide electronic or paper copies of its filings free of charge upon request.

f. Reports to Security Holders

The Company is not currently required by the SEC's proxy rules or regulations, or by any stock exchange requirements, to send an annual report to security holders, and it not anticipated that the Company will do so in the near future.  However, any such reports that may be sent in the future to security holders will contain financial information that has been examined and reported on, and with an opinion expressed "by" an independent public or certified public accountant.

g. Enforceability of Civil Liabilities against Foreign Persons

The Company is not a foreign issuer filing a registration statement under the Securities Act.

ITEM 1A.  RISK FACTORS

The actual results of the Company may differ materially from those anticipated in these forward-looking statements. The Company will operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the Company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the Company.

RISKS RELATED TO BIOSTEM U.S. CORPORATION

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock could decline.

Risks Relating to Our Business

Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized

Our business is at an early stage of development. We have not completed any clinical trials and our proposed affiliate program has no significant sales history. Our therapeutic products will require significant research and development and preclinical and clinical testing prior to regulatory approval in the United States. We may not be able to obtain regulatory approvals, enter clinical trials for any of our product candidates, or commercialize any products. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, efficacy or cost-effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended therapeutic benefits, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing or production.

We have a history of operating losses and do not expect to be profitable in the near future. We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must consider the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Nonetheless, there is no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We have not generated any profits since our entry into the biotechnology business and will likely incur significant operating losses. We expect to incur operating losses for the foreseeable future and, as we increase our research and development activities, we expect our operating losses to increase significantly. We do not have any sources of significant revenues and may not have any in the foreseeable future. We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain. We need to obtain significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop our therapies and products. We believe that more formal financing in an amount sufficient to fund operations for a year or more will be required and we intend to seek such financing when capital markets permit. However, if such financing is not available or available only on terms that are detrimental to the long-term survival of the Company, it could have a major adverse effect on our ability to continue to function. The timing and degree of any future capital requirements will depend on many factors, including:

•	the accuracy of the assumptions underlying our estimates for capital needs in Fiscal year 2011 and beyond;

•	scientific progress in our research and development programs;

•	the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals; and

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing technology infringement claims.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our business lines, any of which could have a material adverse affect on our financial condition or business prospects.

Clinical trials are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our therapies may fail to achieve necessary safety and efficacy endpoints during clinical trials.

Human clinical trials can be very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

The unpredictability of our future revenues and potential fluctuations in quarterly operation results could significantly impact our stock price and potential funding sources

As a result of our limited operating history and the emerging nature of the biotechnological markets in which we compete, we are unable to accurately forecast our revenues. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed and expected to increase. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include (i) our ability to retain existing patients, attract new patients at a steady rate and maintain patient satisfaction, (ii) our ability to manage our facilities and maintain gross margins, (iii) the announcement or introduction of new treatments and/or therapies by us and our competitors, (iv) price competition or higher prices in the industry, (v) the level of use of the Internet and on-line patient services, (vi) Our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on our websites, (viii) technical difficulties, system downtime, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure, (x) governmental regulation, and (xi) general economic conditions.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of our existing and future therapies

A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells, and other technologies potentially relevant to or required by our current and future therapies. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of stem cells and other modified cells to treat disease, disorder or injury. If third party patents or patent applications contain claims infringed by either our acquired technology or other technology required to make and use our current or future therapies and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop or continue some therapies commercially. We may be required to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

We may not be able to obtain the necessary management or senior management resources to support our growth

While we cannot be sure we will be successful in growing the Company’s operations, our goal is to rapidly and significantly expand our operations to address potential growth and market opportunities. We intend to seek to accomplish this by adding additional affiliate clinics, and by our marketing efforts. By adding affiliates, our intention is to seek to not only increase the number of patients that can be treated, but increase the visibility of stem cell therapy in general. We believe that the combination of word of mouth and our marketing efforts may lead to a significant growth in demand for our products and services.

This expansion if successful could place a significant strain on the Company’s management, operational and financial resources. The Company will be required to hire new employees including senior management, key managerial, technical and operations personnel who would have to be fully integrated into the Company, operational and financial systems, procedures and controls, and to expand, train and manage its already growing employee base.

The Company also would be required to add finance, administrative and operations staff.
If we grow rapidly, there is no assurance that the Company’s planned personnel, systems, procedures and controls would be adequate to support the Company’s future operations, that Company management would be able to hire train, retain, motivate and manage required personnel, or that Company management would be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations will be materially adversely affected.

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions

Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.

Our competition includes fully integrated biotechnology and pharmaceutical companies that have significant advantages over us

The market for therapeutic stem cell applications is highly competitive. We expect that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology and stem cell companies. These companies are developing stem cell-based products and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any therapies or new products that we develop obsolete.

Restrictive and extensive government regulation could slow or hinder our progress in marketing cellular therapies

The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining FDA and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to develop, continue or market any cellular therapies.

To the extent we may utilize governmental grants in the future, the governmental entities involved may retain certain rights in technology that we develop using such grant money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines

Certain of our research may in the future be funded in part by government grants, in which case the governmental entity involved would likely retain rights in the technology developed. These rights could restrict our ability to fully capitalize upon the value of this research by reducing total revenues that might otherwise be available since such governmental rights may give it the right to practice the invention without payment of royalties to the Company.

The outcome of pre-clinical, clinical and product testing of our therapies is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we may be unable to commercially market our proprietary therapies

Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. The clinical trials of our products, or those of our licensees or collaborators, must demonstrate the safety and efficacy of such products to the extent necessary to obtain appropriate regulatory approvals. Similarly, the testing of such products may not be completed in a timely manner, if at all, or only after significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our prospective products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, we may have to delay or abandon efforts to research, develop or obtain regulatory approval to market our prospective products. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably

We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. Research and discoveries by other biotechnology, pharmaceutical or other companies may render our technologies or potential products or services uneconomical or result in products superior to those we develop. Similarly, any technologies, products or services we develop may not be preferred to any existing or newly developed technologies, products or services.

We may not be able to protect our proprietary technology and processes, which could harm our ability to operate profitably

The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that we will be successful in these efforts.

Certain of our technology and processes may not be subject to protection through patents, which leaves us vulnerable to theft of our technology and/or processes

Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

We may depend on our collaborators to help us develop and test our products, and our ability to develop and commercialize products may be impaired or delayed if any such collaborations are unsuccessful

Our strategy for the development, clinical testing and commercialization of our therapies may require that we enter into collaborations with corporate partners. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Our reliance on the activities of non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of future products or enhancements

We may rely upon and have relationships in the future with scientific consultants at academic and other institutions, some of whom would conduct research at our request, and other consultants with expertise in clinical development strategy or other matters. These consultants would not be not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We would therefore have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, could expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We would have limited control over the operations of these laboratories and could expect only limited amounts of time to be dedicated to our research goals.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome

Our business may bring us into conflict with our licensees or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

Capital equipment necessary to our therapies may be expensive to acquire, and our operations may not be profitable if we are unable to control the costs to acquiring and maintaining them

The equipment utilized in the administration of our therapies may be significantly more expensive to manufacture than other therapeutic equipment currently on the market today. We hope to substantially reduce capital equipment costs through increases in our network scale and more competitive volume pricing from manufacturers. If we are not able to make these, or other improvements, and depending on the pricing of the equipment, our profit margins may be significantly less than we currently project. In addition, we may not be able to charge a high enough price for any cell therapy we own or develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our therapies, our business would be materially harmed.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan

The Company’s performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly the Company’s President, John Satino, its Chief Executive Medical Officer, Michael Markou, and Chief Financial Officer, Ron Sloma. The Company’s performance also depends on the Company’s ability to employ, retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or future key employees could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. The Company has negotiated employment agreements with its executive officers and intends to obtain “key person” life insurance policies. The Company’s future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled doctors, scientists, qualified PhD’s, technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there is no assurance that the Company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract the necessary doctors, scientists, qualified PhD’s, technical, managerial, marketing and customer service personnel could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Potential Conflicts of Interest may affect the ability of Officers and Directors to Make Decisions in the Best Interests of the Company

The officers and directors of the Company have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the Company, any proposed investments for its evaluation.

We may not have sufficient product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy

The testing, manufacturing, marketing and sale of human therapeutic products entails an inherent risk of product liability and negligence claims. We currently have a limited amount of product liability and general liability insurance, which may not be adequate to meet potential claims. In the event we are forced to expend significant funds on defending product liability or negligence actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. Adequate insurance coverage may not be available in the future on acceptable terms, if at all. If available, we may not be able to maintain any such insurance at sufficient levels of coverage and any such insurance may not provide adequate protection against potential liabilities. Whether or not a product liability or general liability insurance policy is obtained or maintained in the future, any product liability or negligence claim could harm our business or financial condition.

There are no assurance of public market for our common stock, possible lack of market makers and significant volatility in our stock

Although our stock is currently quoted on the Over-the-Counter Bulletin Board, there is no assurance that a public trading market will continue or develop for our Common Stock. There is also no assurance that the existing trading or any such future market will be characterized as active.

Development of an active trading market for the Company’s Common Stock may depend upon the interest of securities market makers and the investing public which may depend in turn on the Company’s revenues and profits. The prices of securities of companies which are in limited supply in the public securities markets, which could describe the Company, are typically volatile.

There is a possible negative effect of common stock available for future sales

A substantial component of the Common Stock issued by us is “restricted stock” as defined in SEC Rule 144, promulgated under the Securities Act of 1933. The offer of a significant number of restricted shares of Common Stock in the future in the public market, at or about the same time pursuant to Rule 144 or pursuant to a subsequent registration statement under the Securities Act of 1933 could have a depressive effect on the public market price of the Company’s common stock.

The application of “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase stockholder transaction costs to sell those shares

Management cannot predict the market price of the Common Stock in the public market. At any time that the market price is less than $5.00 per share, certain larger stock brokerage firms may prohibit purchase or sale of the Shares within their clients’ accounts. All securities brokerage firms effecting purchase orders for clients in our common stock at a time when the common stock has a market bid price of less than $5.00 per share are required by federal law to send a standardized notice to such clients regarding the risks of investing in “penny stocks”, to provide additional bid, ask and broker compensation and other information to the stockholders and to make a written determination that the Company’s common stock is a suitable investment for the client and receive the client’s written agreement to the transaction, unless the client is an established client of the firm, prior to effecting a transaction for the client. These business practices may inhibit the development of a public trading market for the Company’s common stock during periods that the price of the common stock in the public market is less than $5.00 by both limiting the number of brokerage firms which may participate in the market and increasing the difficulty in selling the Company’s common stock.

It is likely that we will need additional financing

In order to continue as a going concern, we will require significant additional financing or a strategic partner with substantial resources. We cannot guarantee that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Even if we are able to expand our business, we cannot provide certainty that we will be successful or that investors will derive a profit from an investment in our equity.

We do not expect to pay cash dividends in the foreseeable future

We have not paid cash dividends on our common stock and we do not plan to pay cash dividends on our common stock in the foreseeable future.

Stock prices for biotechnology companies have historically tended to be very volatile

Stock prices and trading volumes for many biotechnology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:

•	clinical trial results;

•	the amount of cash resources and such company’s ability to obtain additional funding;

•	announcements of research activities, business developments, technological innovations or new products by competitors;

•	entering into or terminating strategic relationships;

•	changes in government regulation;

•	disputes concerning patents or proprietary rights;

•	changes in our revenues or expense levels; and

•	public concern regarding the safety, efficacy or other aspects of the Company’s products.

This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our common stock.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a limited operating history and lack of profits, which could lead to wide fluctuations in our share price. The price at which stockholders purchase shares of our common stock may not be indicative of the price of our common stock that will prevail in the trading market

The market for our common stock has been characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, there has been limited trading in our common stock. As a consequence of this lack of liquidity, any future trading of shares by our stockholders may disproportionately influence the price of those shares in either direction. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our therapies. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our revenues and operating expenses;

•	announcements of new products or services by us;

•	fluctuations in interest rates;

•	significant sales of our common stock;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	news reports relating to trends in our markets or general economic conditions.

The sale or issuance of a substantial number of shares may adversely affect the market price for our common stock

The future sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our common stock. We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions in order to fund our operations and the growth of our business. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute our current stockholders. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

Compliance with the rules established by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will be complex. Failure to comply in a timely manner could adversely affect investor confidence and our stock price

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting and certify the effectiveness of those controls. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process is new for us and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.

Following the Company’s recent technology acquisition, the principals of the vendor will have significant influence over the Company

The members of Biostem LLC beneficially own, in the aggregate, 81.47% of the Company's 25,040,000 outstanding shares, after giving effect to the Company’s recent acquisition of its technology from Biostem LLC  As a result, these persons possess significant influence over the Company, giving them the ability, among other things, to elect a majority of the Company's Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control of the Company, impeding an acquisition, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Liquidity and Capital Resources

The Company’s management anticipates that substantial additional capital will be required to implement its business plan. However, there can be no assurance that management will be successful in raising such necessary additional capital. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to implement our business plan, fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could harm the Company’s business, results of operations and financial condition.

SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent balance sheet data of the Company as of February 28, 2010 and February 28, 2009, and the statements of operations data for the fiscal years ended February 28, 2010 and February 28, 2009, and the period from inception to February 28, 2010.

	Fiscal Year	Fiscal Year	From Inception
	Ending 2/28/10	Ending 2/28/09	Through 2/28/10
Statement of Operations

Revenue
Net Loss	$(25,684)	(3,512)	(29,196)
Net Loss per Share	$(.006)	(0.00)	(.006)

Balance Sheet

Total Assets	$-	$13,462
Total Liabilities	2,396	174
Shareholders’ Equity (Deficit)	$(2,396)	23,288

ITEM 3.  PROPERTIES

Facilities

The Company’s corporate offices are now located at 1266 Turner Street, in Clearwater, Florida, where the Company is provided office space which the Company believes is adequate for its purposes for the next 12 months. There are currently no specific arrangements with the owner of the premises for the Company’s use of such office space.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on May 11, 2010 (and after giving effect to the issuance of 20,400,000 new restricted shares of the Company’s common stock pursuant to the technology purchase transaction which is the subject of this current report), by:

·	each person who is known by us to beneficially own 5% or more of our common stock;

·	each of our directors and executive officers; and

·	all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner (2)	Percent of Class (3)

Common	Michael Markou D, CEMO	4,681,664	18.7%

Common	John SatinoD, P, CEO	4,681,664	18.7%

Common	Ron SlomaD, CFO, S	1,040,672	4.16%

Common	Elena Dannikova 3300 South Decatur, #10542 Las Vegas NV 89102	2,500,000	9.98%

Common	Directors & Officers as Group	10,404,000	41.6%

(1)
Other than the 9.98% Stockholder listed above, the address of each person is c/o Biostem U.S. Corporation, 1266 Turner Street, Clearwater, Florida 33756.  In the above table, D means director, CEMO means Chief Executive Medical Officer, P means president, CEO means chief executive officer, CFO means chief financial officer, and S means secretary.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

(3)
Based on a total of 25,040,000 common shares issued and outstanding after giving effect to the issuance of 20,400,000 restricted common shares in the transaction which is the subject of this current report.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Immediately following the closing of the technology purchase transaction with Biostem US L.L.C. (“Biostem LLC”) described above, Michael Markou, John Satino and Ron Sloma, members of Biostem LLC, were appointed to vacant positions on the Company’s board of directors, to serve until their death, resignation, removal or the election of their successors.  Robert Tyler Yurckonis, the sole director and officer of the Company prior to the closing of the transaction and change of control of the Company, resigned from all positions with the Company after the reconstituted board of directors had appointed a new slate of officers, each to serve in such capacities until their death, resignation, removal or the election of their successors; viz:

MICHAEL MARKOU, age 44, Director and Chief Executive Medical Officer.  Dr. Markou graduated from the University of South Florida with a B.S in Biology in 1987, and from Kirksville College of Osteopathic Medicine in 1991, and served a medical residency at Sun Coast Hospital, in Largo, Florida.  During the past five years, he has been the owner and proprietor of Markou Medical, a medical clinic in Clearwater, Florida.  He is the current president of the Pinellas County Osteopathic Medical Society, has served as Chief of Family Medicine at Sun Coast Hospital (1995), and holds membership in the International Society of Hair Restoration Surgery, the American Osteopathic Association, Florida Society of American College of Osteopathic Family Physicians, and is board certified in family medicine by the American College of Osteopathic Family Physicians.

JOHN SATINO, age 65, Director, President and Chief Executive Officer.  For the past five years, Mr. Satino has been conducting independent medical research at Clearwater, Florida, in the area of hair transplant methodologies.  He holds membership in the New York Academy of Sciences, International Society of Hair Surgeons, American Hair Loss Council, Laser Institute of America, Society for Laser Medicine and Surgery, and the International Society for Hair Restoration Surgery.  His current areas of research include (a) post-operative hair transplant surgery would healing with low level laser therapies; (b) topical Dutasteride treatment in hair loss; (c) weekly low level laser therapies; and autologous platelet rich plasma in hair restoration in men and women.

RONALD SLOMA, age 71, Director, Chief Financial Officer, Treasurer and Secretary.  For the past five years, Mr. Sloma has been the accounting manager at Markou Medical, in Clearwater, Florida.

Except for positions with Markou Medical, during the past five years, none of the above persons has held any other directorships in any company, including companies with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.  There are no family relationships among the above persons.

There are no material proceedings to which any of the above persons or any of their associates is a party adverse to the Company, nor does any of the above persons hold any material interest adverse to the Company.

During the past ten years, none of the above persons has experienced any of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of the above persons has a direct or indirect material interest in any transaction, completed or proposed, with the Company since the beginning of the Company's last fiscal year, except for the asset purchase transaction which is the subject of this current report, in which each of the above persons was a member and John Satino was the managing member of Biostem LLC.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company adopted on May 11, 2010, the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee Charter, and the Code of Business Conduct and Ethics set forth in Exhibits 99.1, 99.2, and 99.3, respectively, of this current report, in order to establish policies and procedures for the administration of the Company’s business according to the highest industry standards including, among other things, the review, approval, or ratification of any transaction required to be reported under Regulation S-K.  The Company has appointed directors John Satino and Ron Sloma to serve as the initial members of its nomination and corporate governance committee. Except for the asset purchase transaction which is the subject of this current report, in which each of the above persons was a member and John Satino was the managing member of Biostem LLC, the Company is not aware of any transactions since the beginning of the Company’s last fiscal year where any such policies and procedures, had they been in effect, would have required the transaction to be reported.

Audit Committee Charter

The Company adopted on May 11, 2010, the Audit Committee Charter set forth in Exhibit 99.4 of this current report, but the Company is unable to state, at the time of the preparation of this current report, which persons will be appointed to its audit committee, as none of the above persons can be considered independent, within the meaning of Item 407(a) (1) of Regulation S-K.  As a result, the Company does not yet have a standing audit committee, but anticipates populating such committee with persons meeting the independence and financial expertise standards required by the adopted Audit Committee Charter.  Heretofore, the Company’s sole director has served in the function of an audit committee, as specified in section 3(a)(58)(B)of the Securities Exchange Act of 1934, as amended.

Compensation Committee Charter

The Company on May 11, 2010, adopted the Compensation Committee Charter set forth in Exhibit 99.5 of this current report, but the Company is unable to state, at the time of the preparation of this current report, which persons will be appointed to its compensation committee.  As a result, the Company does not yet have a standing compensation committee, but anticipates populating such committee with persons meeting the independence standards required by the adopted Compensation Committee Charter.  The Company has no current plans to pay fees to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees to its board of directors. As the appointment of the above persons to the Company’s board of directors has been approved by majority vote of the Company’s stockholders, it has not been necessary heretofore for the Company’s sole director to consider their nominations.

During the last full fiscal year of the Company, there have been two meetings of the board of directors, including regularly scheduled and special meetings.  None of the incumbent directors of the Company attended fewer than 75 percent of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which they served.

Prior to the date of this current report, the Company’s sole director, serving as the Company’s audit committee, has been required to review and discuss the audited financial statements of the Company with management for the fiscal year ending February 28, 2010, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with the Company’s auditors.  The Company’s sole director, serving as the Company’s audit committee, has received written disclosures from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence, and as a result the Company’s sole director, serving as the Company’s audit committee and in light of such review and discussions having taken place, has recommended that the audited financial statements be included in the company's annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission, which occurred on May 11, 2010.

The Company’s board of directors does not currently have any process for security holders to send communications to the board of directors, which the board of directors considers appropriate in light of the limited number of security holders and the relatively simple nature of the Company’s management structure to date.  It will be incumbent on the above persons, as the Company’s business matures, to evaluate the necessity for establishing a process for security holders to send communications to the board of directors, in order to serve the best interests of the Company and its shareholders.

ITEM 6.  EXECUTIVE COMPENSATION

Employment Agreements

The Company does not currently have any employment agreements with any of its directors or officers.  The following table sets forth, for the most recent fiscal year, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to the Company by (i) Mr. Robert Tyler Yurckonis, our former Chief Executive Officer and Chief Financial Officer, and (ii) any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at February 28, 2010. No other executive officer of the Company received total salary and bonus in excess of $100,000 during the fiscal year ended February 28, 2010, and for the two prior years. Executive officers and directors of the Company do not currently receive and are not accruing any compensation.

					Long-term compensation
		Annual compensation			Awards		Payouts
Name and principal position(a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compen-sation ($) (e)	Restricted stock ward(s) ($) (f)	Securities under-lying options/SARs (#) (g)	LTIP payouts (h)	All other compen- sation ($) (i)

Elena Dannikova	2010	$0	-	-	-	-	-	-
President/CEO (1)	2009	$0	-	-	-	-	-	-
	2008	$0	-	-	-	-	-	-

Robert T. Yurckonis President/CEO (2)	2010	$0	-	-	-	-	-	-

(1)
Ms. Dannikova was appointed to the board of directors and elected Chief Executive Officer on November 5, 2008.  She resigned from all positions with the Company in December 2009, as reported by the Company in its current report on Form 8-K, filed December 30, 2009.

(2)
Mr. Yurckonis was appointed to the board of directors and elected Chairman, Chief Executive Officer, President, Chief Operating Officer, Treasurer and Chief Financial Officer on October 29, 2009, as reported by the Company in its current report on Form 8-K, filed October 30, 2009.  Mr. Yurckonis resigned from all positions with the Company on May 11, 2010.

Compensation of Directors

At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights (SARs) for their service on the Company’s board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

At present, there are no employment contracts between the Company and any named executive officers. There are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with the Company or from a change-in-control.

There are no finder’s fees to be paid or consulting agreements to be entered into by the Company in connection with the transaction which is the subject of this current report.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On May 11, 2010, the Company consummated the transaction more particularly described in that certain Asset Purchase Agreement, between the Company and Biostem US L.L.C. (“Biostem LLC”)more particularly described above, pursuant to which Biostem LLC transferred certain proprietary technology to the Company, and the Company issued the members of Biostem LLC 20,400,000 new restricted and unregistered common shares of the Company.  Such transaction resulted in a change of control of the Company, as the result of the aforesaid issuance of 20,400,000 new restricted and unregistered common shares of the Company to the members of Biostem LLC, since the members of Biostem LLC now hold 81.47% of the total issued and outstanding common shares of the Company, after giving effect to the transaction. All of the Company’s three current directors, being Michael Markou, John Satino and Ron Sloma, are members of Biostem LLC and, as a result of such technology purchase agreement, stockholders of the Company.  Mr. Satino is now the Chairman, Chief Executive Officer and President of the Company, Dr. Markou is now a director and Chief Executive Medical Officer of the Company and Mr. Sloma is now the Chief Financial Officer, Treasurer and Secretary of the Company.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to the Company.

Family Relationships

There are no family relationships among our directors and executive officers.

ITEM 8. LEGAL PROCEEDINGS

The Company is currently is not a party to any legal proceedings.  However, from time to time the Company anticipates that it may be involved in litigation in the future arising out of its operations in the normal course of business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are currently quoted on the “pink sheets” quotation system and trade on the OTC market under the symbol BOSM. The Company’s stock transfer agent is Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093.

The following table sets forth the high and low closing prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

	High	Low

Year ended February 28, 2010 (1)	$4.15	$4.03
Year ended February 28, 2009 (1)	$-

(1) .The Company’s common stock only traded sporadically during this period On May 11, 2010, the closing price of our common stock, as reported by the OTC Bulletin Board, was $4.03 per share.

The above data represents prices quoted by broker-dealers on the OTC market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.  There are two market makers quoting the Company’s registered common shares on the OTC exchange. As of May 11, 2010, and after giving effect to the technology purchase transaction described above, there were 25,040,000 shares of our common stock outstanding and approximately 36 holders of record of our common stock. However, we believe that there are significantly more beneficial holders of our common stock as many beneficial holders hold their stock in “street name.”

Dividend Policy

The Company does not expect to pay a dividend on its common stock in the foreseeable future.  The payment of dividends on the common stock is within the discretion of the Company’s board of directors subject to its articles of incorporation. The Company intends to retain any earnings for use in its operations and the expansion of its business. Payment of dividends in the future will depend on future earnings, future capital needs and the Company’s operating and financial condition, among other factors.

Equity Compensation Plan Information

The Company has not adopted any stock incentive plans of any kind for directors, employees or consultants, nor are there any outstanding stock options to purchase shares of the Company’s common stock under any such plan.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES

On May 11, 2010, the Company consummated the transaction more particularly described in that certain Asset Purchase Agreement, between the Company and Biostem US L.L.C. (“Biostem LLC”) more particularly described above, pursuant to which Biostem LLC transferred to the Company certain proprietary technology, and the Company issued the members of Biostem LLC 20,400,000 new restricted and unregistered common shares of the Company. Such transaction resulted in a change of control of the Company, as the result of the aforesaid issuance of 20,400,000 new restricted and unregistered common shares of the Company to the members of Biostem LLC, since the members of Biostem LLC now hold 81.47% of the total issued and outstanding common shares of the Company, after giving effect to the transaction.  The 20,400,000 shares of our common stock issued to the members of Biostem LLC in connection with the technology purchase transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares contain a legend stating the same.

ITEM 11.   DESCRIPTION OF THE COMPANY’S SECURITIES

The Company's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which there are 25,040,000 issued and outstanding as of May 11, 2010 and after giving effect to the technology purchase transaction which is the subject of this current report.

Common Stock

Holders of the shares of the Company's common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation do not currently provide for the elimination of the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors. Any such provisions, even if included in our articles of incorporation, would not affect the availability of equitable remedies, such as injunctive relief or rescission. Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person: (a) conducted himself or herself in good faith; (b) reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any registration of our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENATRY DATA

Financial Statements of the Company with supplementary financial information, prepared in accordance with Article 8 of Regulation S-X, for the fiscal years of the Company ending February 28, 2010, and February 28, 2009, and the period from inception to February 28, 2010, are attached as Exhibit 13.1.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The financial statements of the Company have been audited for the past two fiscal years by Ronald R. Chadwick, P.C., of Aurora, Colorado. During our two most recent fiscal years, we did not consult Ronald R. Chadwick, P.C. regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Ronald R. Chadwick, P.C.’s report on our financial statements for the year ended February 28, 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles; however, such year-end report did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern. During the most recent fiscal year ended February 28, 2010 (i) there were no disagreements between us and Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ronald R. Chadwick, P.C., would have caused Ronald R. Chadwick, P.C. to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of (then applicable) Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of the Company with supplementary financial information, prepared in accordance with Article 8 of Regulation S-X, for the fiscal years of the Company ending February 28, 2010, and February 28, 2009, and the period from inception to February 28, 2010, are attached as Exhibit 13.1.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.01   CHANGES IN CONTROL OF THE REGISTRANT

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS APPOINTMENT OF PRINCIPAL OFFICERS

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 7.01   REGULATION FD DISCLOSURE

On May 12, 2010, the Registrant issued a press release announcing that it had consummated the Asset Purchase Agreement described as the “Agreement” above. A copy of such press release is set forth in Exhibit 99.6 of this current report. The information disclosed under this Item 7.01, including exhibit 99.6 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) The exhibits listed in the following Exhibit Index are filed as part of this current report, except as otherwise indicated in the footnotes to such index.

Exhibit No.	Document
3.1	Articles of Incorporation, including one amendment (1)
3.2	By-Laws (2)
10.1	Asset Purchase Agreement, dated as of February 25, 2010, by and between Equinox International, Inc. (the Registrant) and Biostem US L.L.C. (3)
13.1	Annual Report to Security Holders on Form 10-K, for the fiscal year ending February 28, 2010 (4)
99.1	Corporate Governance Guidelines (1)
99.2	Code of Business Conduct and Ethics (1)
99.3	Nominating and Corporate Governance Committee Charter (1)
99.4	Audit Committee Charter (1)
99.5	Compensation Committee Charter (1)
99.6	Press Release dated May 12, 2010 (1)
_________________
(1)  Furnished herewith
(2)  Incorporated by reference to exhibit 3.2 of the registration statement filed on Form S-1 by the Registrant on April 14, 2009.
(3)   Incorporated by reference to exhibit 10.1 of the current report filed on Form 8-K by the Registrant on March 1, 2010.
(4) Incorporated by reference to the Form 10-K, for the fiscal year ending February 28, 2010, filed by the Registrant on May 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Biostem U.S. Corporation, formerly Equinox International, Inc., the Registrant

Dated: May 13, 2010

By: /s/ John Satino John Satino, President and C.E.O.